UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2008

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2008, the Board of Directors of the Company authorized the entry by the Company into amended indemnification agreements with certain persons, including each of the Company's executive officers and directors, conforming the indemnification agreements with the amendments to the indemnification provisions of the Company's Code of By-laws described under Item 5.03 below.

Also on February 8, 2008, the Board of Directors of the Company also amended the Company's Stock Incentive Plan to provide that (i) shares of common stock surrendered in payment of the exercise price of options under the plan and shares withheld to satisfy tax liabilities shall count against the number of shares that can be issued under the plan, and (ii) the committee responsible for administering the plan and granting awards to non-employee directors shall have the discretion to determine the number and types of awards to be granted to non-employee directors and the terms of such awards, including but not limited to exercisability and the effect of a director's termination of service.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 8, 2008, the Board of Directors of the Company approved and adopted amendments to the Company's Amended and Restated Code of By-laws (the "By-laws").

The amendments reduce the quorum for meetings of directors from two thirds to a simple majority and clarify a possible ambiguity in Section 7.05 of the By-laws excepting the Company from its obligation to indemnify officers and directors in certain cases. The intent of the By-laws is that the Company will indemnify an Eligible Person (as defined in the By-laws) for defense costs against claims of improper personal benefit or violations of Section 16(b) of the Securities Exchange Act of 1934 unless a court finds that the Eligible Person engaged in such conduct, in which case the Eligible Person would be responsible for repayment of any such defense costs in addition to the payment of any judgment. The amendments to the By-laws resolve any ambiguity in line with such intent.

The description of the foregoing amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, as approved by the Board of Directors on February 8, 2008, a copy of which is filed as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events.

On February 8, 2008, Hill-Rom, Inc. was served with an Administrative Investigative Demand subpoena by the United States Attorney's Office for the Eastern District of Tennessee pursuant to a Health and Human Services’ Office of Inspector General investigation. The investigation focuses on "claims for payment for certain durable medical equipment, including specialized support beds." The documents requested cover the period from 1999 to the present. Hill-Rom is cooperating with the government's investigation and, to date, no claims have been filed against Hill-Rom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amended and Restated Code of By-laws of Hillenbrand Industries, Inc. (as adopted by the Board of Directors on February 8, 2008).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

February 13, 2008	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

February 13, 2008	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Code of By-laws of Hillenbrand Industries, Inc. (as adopted by the Board of Directors on February 8, 2008).